Exhibit 99.1

FOR IMMEDIATE RELEASE:

Press Contacts:


Kendra Boccelli          Catherine Taylor           Charles Spofford          Bruce Guptill
CMGI Public Relations    CMGI Investor Relations    Miller Consulting Group   Tallan
978-684-3527             978-684-3540               for CMGI Solutions        800-677-3693
kboccelli@cmgi.com       ctaylor@cmgi.com           617-262-1800              bruce.guptill@tallan.com
                                                    charles@millergrp.com



                          CMGI to Acquire Tallan;
   Company to Merge with CMGI Solutions to Deliver Innovative e-Business
                   Applications to Global 2000 Customers


   Upon Completion, Acquisition Will Triple CMGI Solutions' Professional
         Resources and Enhance Back-Office Integration Capabilities


 Editor's Summary:

 * CMGI announces definitive agreement to acquire Tallan in a combined cash and stock transaction valued at approximately $920 million.

 * CMGI to integrate Tallan with the growing CMGI Solutions organization, accelerating CMGI Solutions' ability to deliver end-to-end e-Business solutions to Global 2000 corporations.

 * CMGI Solutions will support the full array of CMGI related properties in its solutions as well as best-of-breed technologies and services from outside of the CMGI family.

 * Acquisition to grow CMGI Solutions' billable resources by 350%, enabling rapid time to market and deepened expertise in a variety of e-Business applications.

 * Acquisition is expected to close in May 2000, following regulatory approvals and customary closing conditions.


 ANDOVER, Mass., February 14, 2000 - CMGI, Inc. (Nasdaq: CMGI), the world's largest and most diverse network of Internet companies, today announced it has signed a definitive agreement to acquire Tallan, Inc., a leading provider of Internet and e-commerce professional services to Fortune 1000 and dot.com companies. Tallan was formerly known as Business Data Services
 (BDS). Further enhancing CMGI's focus on the business-to-business arena, the company will be integrated with CMGI Solutions, CMGI's recently launched e-Business solutions provider. The combined cash and stock transaction is valued at approximately $920 million. The transaction, subject to regulatory approvals and customary closing conditions, is expected to be completed in May 2000.

 Following the close of the acquisition, CMGI Solutions will integrate Tallan's capabilities in electronic commerce development, including data warehousing, data mining, and online transaction processing systems, deepening CMGI Solutions' ability to provide end-to-end e-Business consulting and implementation services for Global 2000 companies. Tallan's current client base includes some of the nation's leading web retailers, manufacturers and services companies, including EMC, Barnes & Noble, Columbia House, Priceline, Ingram Micro, eToys, Pepsi, Wit Capital, CVS, and Talbots.

 At launch last December, CMGI Solutions had an annualized run rate of more than $14 million dollars and has experienced rapid growth in excess of 100% per quarter. The acquisition will grow CMGI Solutions' billable resources by 350%, enabling rapid time to market and deeper expertise in a variety of e-Business applications. The newly combined entity will consist of nearly 500 experienced professionals with proven industry knowledge in strategy, design, integration and deployment of large-scale web-based solutions.

 Jack Hughes, CEO of Tallan, will become COO of CMGI Solutions and report directly to Ronald E. Spears, CMGI Solutions' President and CEO. Mr. Hughes will also join CMGI Solutions' Board of Directors.

 "The addition of Tallan provides CMGI Solutions with the full complement of talent to meet the significant and rapidly growing demand for its products and services," said David Wetherell, Chairman and CEO of CMGI. "Our partnerships with Compaq and others have presented us with the enviable position of having far more business than we can adequately take on. Tallan is a major step in the direction of alleviating this imbalance."

 "Competitively, CMGI Solutions has the added advantage of greater familiarity with the full array of products and services within the growing CMGI family," added Wetherell. "More and more, major e-Business customers want to combine one or more of these services and/or products with their own vertical online applications. We are also extremely pleased with the quantity and quality of Tallan's customer base, and we could not wish for a better way to fast-forward CMGI Solutions to being a leading source in the Web systems development and integration industry."

 "CMGI Solutions' vision is to be the single point of contact for Global 2000 companies seeking to unlock the business value of the Internet," said Ronald Spears, president and CEO of CMGI Solutions. "Integrating Tallan's expertise will deliver the scale required for CMGI Solutions to provide fully integrated e-Business solutions to global enterprises today and in the future. Simply put, the combination delivers what customers want:
 Internet expertise, industry knowledge, speed to market and a fresh perspective."

 "Our merger with CMGI Solutions will extend our commitment to offering leading-edge technologies to our customers. Together we will provide a comprehensive e-Business solution, consisting of strategy, development and integrated applications," said Jack Hughes, CEO of Tallan. "We are excited at the prospect of joining CMGI Solutions and together leading our customers into the next generation of business innovation."

 Tallan's technology offerings include fulfillment and customer service, performance measurement and management, front-end page generation, communications, security, hardware and software architecture, application interfaces, and large-scale database construction. Tallan has eight locations nationwide, including Glastonbury, Conn.; Stamford, Conn.; Richmond, Va.; Vienna, Va.; Boston, Mass.; Chicago, Ill.; Philadelphia, Pa.; and Long Beach, Calif.

 About Tallan/Business Data Services

 Established in 1985, Tallan is a custom development firm that delivers business-critical Internet, e-Business, data warehouse, and online transaction processing systems to leading companies in the retail distribution, financial and manufacturing industries. Tallan's technology solutions support companies such as Priceline.com, Wit Capital, Best Buy, Columbia House, Perkin-Elmer and Ingram Micro. Headquartered in
 Glastonbury, Conn., Tallan, has offices throughout the U.S.

 About CMGI Solutions

 Launched in December of 1999, CMGI Solutions was created by applying CMGI's deep industry expertise in creating and operating innovative Internet companies. CMGI Solutions leverages the CMGI network of technology resources, other best-of-breed applications and CMGI's management expertise to offer an end-to-end e-Business solution for Global 2000 corporations. CMGI Solutions unites strategic expertise and a packaged application framework of technology to launch enterprises into a web-enabled environment. The company's leading-edge platform, SolutionsPort(TM), provides an e-business architecture designed for optimum scalability and flexibility enabling companies to accelerate time to market and generate revenue at an increased rate. CMGI Solutions is headquartered in Andover, Mass., with additional offices in Herndon, VA. Additional information is available on the company's Web site at www.cmgisolutions.com.

 About CMGI and CMGI @Ventures

 With more than 60 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, CMGI @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

 CMGI's majority-owned operating companies include Engage Technologies (Nasdaq: ENGA), NaviSite (Nasdaq: NAVI), 1ClickBrands, 1stUp.com, Activate.net, AdForce, Adsmart, AltaVista, CMGI Solutions, Equilibrium, Flycast, iCAST, Magnitude Network, MyWay.com, NaviNet, SalesLink, Tribal Voice and ZineZone. The company's venture capital affiliate, CMGI @Ventures, has ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), MotherNature.com (Nasdaq: MTHR), Vicinity (Nasdaq: VCNT), Asimba.com, AuctionWatch.com, Aureate Media, blaxxun, BizBuyer.com, Boatscape.com, buyersedge.com, CarParts.com, CraftShop.com, eCircles.com, eGroups.com, EXP.com, FindLaw, FoodBuy.com, Furniture.com, Gamers.com, Half.com, HotLinks, Industria, INPHO/HomePriceCheck.com, Intelligent/Digital, KnowledgeFirst, KOZ.com, Mondera.com, MyFamily.com, NextMonet.com, NextOffice.com, NextPlanetOver.com, Oncology.com, OneCore.com, PlanetOutdoors.com, Productopia, SnapFish.com, Speech Machines, ThingWorld.com, Virtual Ink, Visto, Vstore and WebCT.

 CMGI and CMGI @Ventures Corporate headquarters are located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax:
 978-684-3814. CMGI @Ventures also has offices at 3000 Alpine Road, Menlo Park, CA 94028; 650-233-0333. Additional information is available on the company's Web sites at http://www.cmgi.com and http://www.ventures.com.

 EDITOR'S NOTE: Executives from CMGI, CMGI Solutions and Tallan will be available to discuss the pending acquisition on a conference call scheduled for today at 8:30 AM EST. Interested parties may participate in the call by dialing 1-800-230-1059; international callers may dial (612) 288-0318.

                                   # # #

 This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from the acquisition of Tallan, Inc. by CMGI, Inc. and its subsequent transfer to and integration with CMGI Solutions, Inc. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the successful completion of the acquisition of Tallan, Inc.; the risk that Tallan, Inc.'s business will not be successfully integrated with the business of CMGI Solutions, Inc.; risks associated with the continued acceptance of the Internet as a viable business medium, and increased competition and technological changes in the industries in which CMGI, Inc., CMGI Solutions, Inc. and Tallan, Inc. compete. For a detailed discussion of these and other cautionary statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's Annual Report on Form 10-K for the most recently ended fiscal year.